Exhibit 10.3

AMENDMENT TO LETTER AGREEMENT

THIS AMENDMENT TO LETTER AGREEMENT (“Amendment”) dated as of June 29, 2011, by and between MANITEX LIFTKING, ULC, an Alberta corporation (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A. Company and Bank entered into a Letter Agreement dated as of October 29, 2009 (“Agreement”).

B. Company and Bank desire to amend the Agreement, as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. The definitions of “American Note”, “Canadian Note” and “Maximum Loan Amount” set forth in Section 1 of the Agreement are amended to read as follows:

“American Note” shall mean the Master Revolving Note in the current principal amount of $6,500,000 dated July 9, 2009, from the Borrower as maker to the Bank as payee, as amended from time to time.

“Canadian Note” shall mean the Master Revolving Note in the current principal amount of CDN $6,500,000 dated December 29, 2006, from the Borrower as maker to the Bank as payee, as amended from time to time.

“Maximum Loan Amount” shall mean CDN $6,500,000.

2. New Section 5 is added to the Agreement to read as follows:

“5. Borrower shall pay to Bank an unused fee with respect to the Notes in an amount equal to one-eighth percent (1/8%) per annum multiplied by the amount by which the Maximum Loan Amount exceeds the average daily amount of aggregate advances outstanding under the Notes. The unused fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed and shall be payable quarterly in arrears on the first day of each calendar quarter (commencing July 1, 2011).”

3. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s limited liability company powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid, binding and enforceable in accordance with their terms; and (b) no event of default or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement has occurred and is continuing as of the date hereof.

4. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement, unless otherwise defined herein.

5. Company is responsible for all costs incurred by Bank, including without limit reasonable attorneys’ fees, with regard to the preparation and execution of this Amendment and any documents, instruments or agreements executed in connection herewith.

6. Except as may be expressly provided herein, the execution of this Amendment shall not be deemed to be a waiver of any event of default or default.

7. Except as expressly amended herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect and the Agreement is ratified, confirmed and restated.

8. This Amendment shall be effective upon (i) execution hereof by Company and Bank, and (ii) payment by Borrower to Bank of a non-refundable amendment fee in the amount of Thirty-Two Thousand Five Hundred Dollars ($32,500).

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

MANITEX LIFTKING, ULC		COMERICA BANK

By:	/s/ David H. Gransee	By:	/s/ James Q. Goudie III
Its:	VP & CFO	Its:	VP & AGM

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